UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934

Date of Report (Date of Earliest Event Reported)    September 21, 2007

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 30150 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01  Entry into a Material Definitive Agreement

    On September 21, 2007, Nevada Power Company, as Tenant, entered into a construction contract (the “Tenant Improvement Contract”) with Beltway Business Park Warehouse No. 2, LLC (the “Landlord”) and Commerce Construction Co. L.P. relating to the construction of certain tenant improvements required pursuant to Section 14.02 of the Lease dated December 11, 2006 between Nevada Power Company and Landlord, which was previously described in Nevada Power Company’s Form 8-K filed with the Securities and Exchange Commission on December 14, 2006.  The Tenant Improvement Contract divides the construction into three phases: Phase 1 being the tenant improvement work in the leased building (other than the control room tenant improvements); Phase 2 being the tenant improvement work on 15.94 acres of vacant land leased by Nevada Power Company pursuant to the Lease; and Phase 3 being the tenant improvements to the control room in the leased building.  The cost for the tenant improvements for Phase 1 and Phase 2 will be approximately $52 million.  The cost for the tenant improvements for Phase 3 will be determined following the receipt of bids for that portion of the work.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: September 26, 2007	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: September 26, 2007	By:	/s/ John E. Brown
John E. Brown
Controller